UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2004 (November 8, 2004)

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9690 Deereco Road
Suite 100
Timonium, Maryland 21093
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act.

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement
The disclosure contained in "Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant" and Exhibit 4.1 to this Current Report on Form 8-K are incorporated in this Item 1.01 by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

7% Senior Notes due 2014

On November 8, 2004, Omega Healthcare Investors, Inc. ("Omega") issued $60 million aggregate principal amount of 7% Senior Notes due 2014 (the "Notes") of Omega through a private placement to qualified institutional buyers pursuant to Rule 144A and in offshore transactions pursuant to Regulation S, promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Notes were sold pursuant to a Purchase Agreement, dated October 29, 2004, by and among Omega and its subsidiaries, as guarantors, to Deutsche Bank Securities Inc. Banc of America Securities LLC and UBS Securities LLC (collectively, the "Initial Purchasers"), a copy of which is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 2.03 by reference. The Notes were sold at an issue price of 102.25% of the principal amount of the notes (equal to a per annum yield to maturity of approximately 6.67%), resulting in gross proceeds to the company of $61.35 million. The Notes bear an interest rate of 7%, payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2005. The Notes mature on April 1, 2004. The Notes are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Omega and its subsidiaries until certain conditions are met.

The Notes are Omega’s unsecured senior obligations and rank equally with all of Omega’s existing and future senior debt, and senior to all of Omega’s existing and future subordinated debt. The Notes are, and will be, effectively subordinated to Omega’s existing and future secured debt. The Notes are, and will be, unconditionally guaranteed by Omega’s existing and future subsidiaries that guarantee Omega’s Senior Credit Facility (as defined below) or any of Omega’s other indebtedness. These guarantees are unsecured senior obligations of the guarantors and rank equally with existing and future unsecured senior debt of such guarantors, and senior to all existing and future subordinated debt of such guarantors. The guarantees are effectively subordinated to existing and future secured debt of the guarantors.

Omega intends to use the net proceeds from the sale of the Notes to (i) repay a portion of its outstanding indebtedness under its Credit Agreement, dated as of March 22, 2004, (as amended from time to time, the "Senior Credit Facility"), among OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, the lenders identified therein and Bank of America, N.A., as Administrative Agent, (ii) partially fund acquisitions and investments, (iii) for working capital and general corporate purposes and (iv) to pay related fees and expenses. Bank of America, N.A. is an affiliate of Banc of America Securities LLC. In addition, each of the other Initial Purchasers serve in various agent capacities under the Senior Credit Facility.

The Notes are issued pursuant to an Indenture dated as of March 22, 2004 (the "Indenture") between Omega and U.S. Bank National Association, as trustee (the "Trustee"), as supplemented by a First Supplemental Indenture dated as of July 20, 2004 and a Second Supplemental Indenture dated as of November 5, 2004. Omega has previously issued $200 million aggregate principal amount of 7% Senior Notes due 2014 (the "Initial Notes"), pursuant to the Indenture, and the Indenture permits Omega to issue additional notes from time to time. The Notes, together with the Initial Notes, constitute part of a single class of securities. Additionally, the Notes and the Initial Notes have identical terms, except as otherwise provided in the Indenture and Registration Rights Agreement (as defined below). Immediately after giving effect to the issuance of the Notes, Omega had outstanding $260 million aggregate principal amount of its 7% Senior Notes due 2014.

The terms of the Notes, summarized below, are governed by the Indenture. The Indenture contains certain covenants that limit the ability of Omega and its Restricted Subsidiaries (as defined therein) to, among other things, incur debt; incur secured debt; make certain dividend payments, distributions and investments; enter into certain transactions, including transactions with affiliates; restrict dividends or other payments from subsidiaries; merge, consolidate or transfer all or substantially all of their respective assets; and sell assets. Upon the occurrence of certain types of changes of control, the Indenture requires Omega to make an offer to repurchase the Notes at 101% of the principal amount thereof, plus any accrued and unpaid interest to the repurchase date, unless certain conditions are met.

Except as described below, Omega does not have any right to redeem the Notes prior to April 1, 2009. The Indenture allows the Issuers to redeem the Notes, in whole at any time or in part from time to time, at redemption prices of 103.5%, 102.333% and 101.167% of the principal amount thereof if the redemption occurs during the respective 12-month periods beginning on April of the years 2009, 2010 and 2011, respectively, and at a redemption price of 100% of the principal amount thereof on and after April 1, 2012, in each case, plus any accrued and unpaid interest to the redemption date. In addition, Omega may redeem up to 35% of the Notes before April 1, 2007 with net cash proceeds from certain equity offerings at a redemption price of 107% of the principal amount of the Notes to be so redeemed, plus any accrued and unpaid interest to the redemption date.

The Indenture contains customary events of default including, without limitation, failure to make required payments, failure to comply with certain agreements or covenants, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

The foregoing description of the Notes and the Indenture, as supplemented, is qualified by reference in its entirety to the (i) Indenture, a copy of which has been previously filed as Exhibit 10.2 to Omega’s Current Report on Form 8-K filed on March 26, 2004, (ii) the First Supplemental Indenture, a copy of which was filed as Exhibit 4.8 to the First Amendment to Omega’s Registration Statement on Form S-4 filed on July 26, 2004, and (iii) the Second Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.2 to this Current Report on Form 8-K.

Registration Rights Agreement

On November 8, 2004, Omega, its subsidiaries and the Initial Purchasers entered into a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which Omega and its subsidiaries agreed to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") under the Securities Act relating to the registration of a new series of 7% Senior Notes due 2014 (the "Exchange Notes"), with terms substantially similar to the Notes, within sixty (60) days following the issuance of the Notes. Upon the effectiveness of the Exchange Offer Registration Statement, Omega and its subsidiaries, pursuant to an exchange offer (the "Exchange Offer"), are required to offer to the holders of the Notes, who are able to make certain representations, the opportunity to exchange their Notes for Exchange Notes. Omega and its subsidiaries are required to use their commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after November 8, 2004. Unless the Exchange Offer would not be permitted by applicable law or Commission policy, Omega and its subsidiaries must commence the Exchange Offer and use their best efforts to issue within 30 business days, or longer if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement is declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer. If the Exchange Offer is prohibited by applicable law or Commission policy, or is otherwise not consummated within 210 days following the issuance of the Notes, Omega and its subsidiaries are required to file with the Commission a shelf registration statement ("Shelf Registration Statement") to cover resales of the Notes by the holders of the Notes who satisfy certain conditions relating to the provision of information in connection with such Shelf Registration Statement. If so obligated, Omega and its subsidiaries are required to use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 45 days after such filing obligation arises and to cause such shelf registration to be declared effective by the Commission on or prior to 60 days after such shelf registration was filed.

If Omega and its subsidiaries fail to satisfy any of the obligations described above on a timely basis, Omega and its subsidiaries are required to pay liquidated damages in the form of additional interest on the Notes to the holders of the Notes under certain circumstances. Omega and its subsidiaries must pay liquidated damages on the Notes if: (i) the Exchange Offer Registration Statement is not filed with the Commission within sixty (60) days following the issuance of the Notes, (ii) the Commission does not declare the Exchange Offer Registration Statement effective on or prior to the 180th day following the issuance of the Notes, or (iii) the Exchange Offer is not consummated on or prior to the 30th business day following the date of effectiveness of the Exchange Offer Registration Statement.

The foregoing description of the Registration Rights Agreement is qualified by reference in its entirety to the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 4.1 and incorporated in this Item 2.03 by reference.

Item 9.01    Exhibits

4.1    Registration Rights Agreement, dated as of November 8, 2004, by and among Omega Healthcare, the Guarantors named therein, and Deutsche Bank Securities Inc. Banc of America Securities LLC and UBS Securities LLC, as Initial Purchasers.
4.2    Second Supplemental Indenture, dated as of November 5, 2004, among Omega Healthcare Investors, Inc., each of the subsidiary guarantors listed on Schedule I thereto, OHI Asset (OH) New Philadelphia, LLC, OHI Asset (OH) Lender, LLC, OHI Asset (PA) Trust and U.S. Bank National Association, as trustee.

99.1    Purchase Agreement, dated October 29, 2004, by and among Omega and its subsidiaries, as guarantors, and Deutsche Bank Securities Inc. Banc of America Securities LLC and UBS Securities LLC, as Initial Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: November 9, 2004                                           By:  /s/ C. Taylor Pickett
C. Taylor Pickett
President and Chief Executive Officer